    Jim Miles
SECRETARY OF STATE
     FILED
  MAY 2, 1997

                          STATE OF SOUTH CAROLINA
                            SECRETARY OF STATE

                           ARTICLES OF AMENDMENT

    Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.  The name of the corporation is First National Corporation.

2. On April 22, 1997, the corporation adopted the following Amendment(s) of its Articles of Incorporation.

    Article Fifth is amended to increase from 5,000,000 to 20,000,000 the number of authorized shares of common stock ($5.00 par value).

3. The manner, of not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

   Not applicable

4.  Complete either a or b, whichever is applicable.

         A.   "X" Amendment(s) adopted by shareholder action.

              At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

               NUMBER OF      NUMBER OF      NUMBER OF      NUMBER OF
               OUT-           VOTES          SHARES         UNDISPUTED*
     VOTING    STANDING       ENTITLED       REPRESENTED    SHARES VOTED
     GROUP     SHARES         TO BE CAST     AT MEETING     FOR  AGAINST

 Common stock  2,551,091      2,551,091      1,774,732    1,715,305   59,427

         B. " " The Amendment(s) was duly adopted by the Incorporators or board of directors without shareholder approval pursuant to
              Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South
              Carolina Code as amended, and shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendments shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b)).

Date: April 22, 1997

                             FIRST NATIONAL CORPORATION
                               (Name of Corporation)

                             By: W. LOUIS GRIFFITH
                                  (Signature)

                             W. LOUIS GRIFFITH, CHIEF FINANCIAL OFFICER
                                  (Type or Print name and Office)

   Jim Miles
SECRETARY OF STATE
     FILED
 MAY 22, 1997

                          STATE OF SOUTH CAROLINA
                            SECRETARY OF STATE

                           ARTICLES OF AMENDMENT

    Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.  The name of the corporation is First National Corporation.

2. On May 8, 1997, the corporation adopted the following Amendment(s) of its Articles of Incorporation.

    RESOLVED, that pursuant to a two-for-one split of the authorized shares of the Corporation's common stock, the total number of authorized shares of the Corporation's common stock shall be increased from 20,000,000 shares to 40,000,000 shares and the par value of each authorized share shall be reduced from $5.00 per share to $2.50 per share.

3. The manner, of not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

    Shareholders of record on May 19, 1997 will be issued additional stock certificates representing one additional share of the Corporation's Common Stock for every share currently held. Cash will be paid in lieu of fractional shares.

4.  Complete either a or b, whichever is applicable.

         A.   " " Amendment(s) adopted by shareholder action.

              At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

                   NUMBER OF      NUMBER OF      NUMBER OF      NUMBER OF
                   OUT-           VOTES          SHARES         UNDISPUTED*
         VOTING    STANDING       ENTITLED       REPRESENTED    SHARES VOTED
         GROUP     SHARES         TO BE CAST     AT MEETING     FOR  AGAINST

         B. "X" The Amendment(s) was duly adopted by the Incorporators or board of directors without shareholder approval pursuant to Sections 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South
              Carolina Code as amended, and shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendments shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b)).

         Effective date: May 30, 1997


Date: May 16, 1997

                             FIRST NATIONAL CORPORATION
                                (Name of Corporation)

                             By: W. LOUIS GRIFFITH
                                  (Signature)

                             W. LOUIS GRIFFITH, CHIEF FINANCIAL OFFICER
                             AND VICE PRESIDENT
                                  (Type or Print name and Office)


*NOTE: Pursuant to Section 33-10-106(6)(i), the corporation can alternatively state the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment or the total number of undisputed votes cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.